		       SECURITIES AND EXCHANGE COMMISSION
                        		    Washington, D.C. 20549


				          FORM 8-K


			                   CURRENT REPORT


	                         Pursuant to Section 13 or 15(d) of the
	                               Securities Exchange Act of 1934


	               Date of Report (Date of earliest event reported)
                                                        June 15, 1997


RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 	1988 D-2
	                  (Exact name of registrant as specified in its charter)


 New York                     33-14843                         36-6878768
(State or other jurisdic-     (Commission File           (IRS Employer
 tion of incorporation)          Number)                      Identification No.)



National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                      20171-3025
(Address of principal executive offices)                    (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700








(Former name or former address, if changed since last report)

Item 5. Other Events

	In accordance with Section 5.01 of the Trust Agreement, a semi-annual report dated June 15, 1997 was sent to certificate-holders. A copy of the report appears as an exhibit to this filing.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

       (c)     Exhibits

	       The following exhibit is filed herewith:

	       21.1    Semi-annual Report to Certificateholders dated
		       June 15, 1997.

				       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				      NATIONAL RURAL UTILITIES
      				COOPERATIVE  FINANCE CORPORATION



					/s/ Steven. L. Lilly

				     Steven L. Lilly, Chief Financial Officer



June 15, 1997

	Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated June 15, 1997.

To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 1988D-2
CUSIP:  781681 AQ 4

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 5.1 of the Trust Agreement dated February 15, 1988, and amended as of May 11, 1988.


		Certificate Payment Date:                                June 15, 1997

		Distribution Allocable to
		   Principal:                                           $              0.00

		Distribution Allocable to
		   Interest:                                             $  7,728,842.25

		Distribution Allocable to
		   Premium:                                          $                0.00

		Fees Distributed to Servicer:                $        76,447.50

		Principal Balance of Certificates
		   Outstanding:                                     $152,895,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

			    NATIONAL RURAL UTILITIES COOPERATIVE
					  FINANCE CORPORATION


				     /s/ Steven L. Lilly
				     (Title) Chief Financial Officer


June 15, 1997